UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2016

LITERA GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5751 Buckingham Pkwy Culver City, CA 90230

(Address of principal executive offices)

(424) 543-4006

 (Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On December 30, 2016, as a result of a private transaction, the control block of voting stock of this company, represented by 10,500,000 shares of common stock (the “Shares”), has been transferred from Wade Gardner to Rosenweiss Capital LLC, and a change of control of Litera Group, Inc. (the “Company”) has occurred. The consideration paid for the Shares, which represent 74% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $200,000. The source of the cash consideration for the Shares was company funds of Rosenweiss Capital LLC. In connection with the transaction, Mr. Gardner released the Company from all debts owed to him.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on December 30, 2016, the existing director and officer resigned immediately. Accordingly, Wade Gardner, serving as the sole director and as the only officer, ceased to be the Company’s President and Principal Accounting Officer. At the effective date of the transfer, Abraham Rosenblum assumed the role of a director and President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company. At the effective date of the transfer, Hershel Weiss assumed the role of a director of the Company.

Abraham Rosenblum, age 37, began his career in the automotive industry as a distributor of wholesale parts, and eventually moved into owning and developing real estate. Mr. Rosenblum has worked with “A rated” tenants with several large corporations such as TD Bank, Walgreens and Family Dollar. In 2007, Mr. Rosenblum began investing in real estate along with institutional lenders. Mr. Rosenblum was the President of a telecommunications carrier network, Tandem Transit, which he helped form and finance for five years. Mr. Rosenblum was educated at YTC in Brooklyn New York. He served on the Board of Directors for several technology companies and automotive distribution outlets. Mr. Rosenblum remains active in several charitable organizations.

Hershel (Hershy) Weiss, age 43, is the Co-Founding Member of First Food Group Inc. Mr. Weiss has been active in the New Jersey, Connecticut and Massachusetts real estate market for the last 21 years. As an employee at Basad Management LLC and as a principal, Mr. Weiss has been involved in residential, office, industrial and retail sectors of the market, starting in maintenance, moving up to renovations and construction, environmental remediation, then on to financing, including complicated deal structures with lenders and investors and finally acquisitions and redevelopment. Mr. Weiss actively negotiates leases in the commercial and retail sectors and has become very familiar with the retail food industry by working with tenants starting out in the industry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Litera Group, Inc.

Date: January 5, 2017	By:	/s/ Abraham Rosenblum
	Name:	Abraham Rosenblum
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officers and directors.

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